Coya Therapeutics Reports Third Quarter Financial Results and Provides a Corporate Update

HOUSTON, TX, November 12, 2025 -- Coya Therapeutics, Inc. (NASDAQ: COYA) (Coya or the Company), a clinical-stage biotechnology company focused on developing biologics that enhance regulatory T cell (Treg) function in patients with neurodegenerative disorders, provides a corporate update and announces its financial results for the quarter ended September 30, 2025.

Recent Corporate Highlights

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Published a study in Frontiers in Immunology linking inflammation and oxidative stress to the progression of Parkinson’s disease.
•
Announced FDA acceptance of Investigational New Drug (IND) application for COYA 302 for the treatment of Amyotrophic Lateral Sclerosis (ALS).
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Received $4.2 million from strategic partner Dr. Reddy’s Laboratories for the achievement of IND approval milestone.
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Launched the ALSTARS Trial, a Phase 2 clinical study to assess the efficacy and safety of COYA 302 in ALS.
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Announced COYA 302 ALS Trial accepted by NEALS as a NEALS-affiliated trial.
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Reported results from the first cohort of a preclinical in-vivo animal study demonstrating COYA 303 (LD IL-2 and GLP-1RA) showed promising Central Nervous System (CNS) anti-inflammatory effects and systemic regulatory T cell (Treg) enhancing effects.
•
Completed patient enrollment in an investigator-initiated, open-label study with low-dose IL-2 and CTLA4-Ig combination treatment in patients with mild to moderate Frontotemporal Dementia (FTD).
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Announced closing of $23.0 million upsized public offering of common stock; financing extends cash runway into 2H 2027

Upcoming Expected Catalysts

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First patient enrolled in COYA 302 ALSTARS Trial.
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First patient dosed in COYA 302 ALSTARS Trial.

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Upon first patient dosing of COYA 302 in ALS, expect to receive $4.2 million milestone payment from strategic partner, Dr. Reddy’s Laboratories (DRL).
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Presentation and publication of the comprehensive in-vivo animal data set of COYA 303 (LD IL-2 + CTLA-4 Ig) and impact on systemic and brain inflammation.
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ALS Biomarker data. Publication of longitudinal data on Neurofilament Light Chain (NfL) and oxidative stress markers in patients with ALS.
•
Report additional single cell proteomics data from the completed investigator-initiated, 21-week, double-blind, placebo-controlled, exploratory Phase 2 study of low-dose interleukin-2 (LD IL-2) in patients with Alzheimer’s disease (AD).
•
Top-line clinical data release for an investigator-initiated trial combining LD IL-2 + CTLA4-Ig in patients with FTD.
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IND submission for FTD anticipated in Q4 2025.

Coya’s Chief Executive Officer Arun Swaminathan, Ph.D. commented, “We believe the Company’s recent financing, which included participation from both new biotech and healthcare institutional investors and existing investors is a testament to their confidence in our programs; we greatly appreciate their support. With this financing we anticipate extending our runway into 2H 2027 and past the ALSTARS topline readout.”

Coya’s Chief Medical Officer Dr. Fred Grossman commented, “With the start of the ALSTARS phase 2 trial, and as up to 25 research sites are initiated, we expect enrollment to begin and for patients to be dosed in the coming weeks. We also look forward to the data analysis from the IIT in patients with FTD. We then expect to be submitting an IND to study COYA 302 in a phase 2 trial in patients with FTD and begin the study following approval by the FDA of the IND.”

Financial Results

As of September 30, 2025, Coya had cash and cash equivalents of $28.1 million.

Collaboration revenues were $3.6 million for the three months ended September 30, 2025 primarily due to the immediate recognition of $3.3 million of License revenue upon receiving FDA acceptance of our IND for the Phase 2 Study during the three months ended September 30, 2025. There were no collaboration revenues during the three months ended September 30, 2024.

Research and development (R&D) expenses were $2.9 million for the three months ended September 30, 2025, compared to $2.2 million for the three months ended September 30, 2024. The change was primarily due to a $0.4 million increase in our preclinical and clinical expenses due to our clinical advancement of COYA 302 in ALS and a $0.3 million increase in internal research and development expenses.

General and administrative expenses were $2.6 million for the three months ended September 30, 2025, and $2.2 million for the three months ended September 30, 2024, a change of approximately $0.3 million. The increase was primarily due to a $0.2 million increase in employee compensation and a $0.1 million increase in public filing and listing costs.

Net loss was $2.1 million for the three months ended September 30, 2025, compared to net loss of $4.0 million for the three months ended September 30, 2024.

About COYA 302

COYA 302 is an investigational and proprietary biologic combination therapy with a dual immunomodulatory mechanism of action intended to enhance the anti-inflammatory function of regulatory T cells (Tregs) and suppress the inflammation produced by activated monocytes and macrophages. COYA 302 comprises proprietary low dose interleukin-2 (LD IL-2) and CTLA-4 Ig and is being developed for subcutaneous administration for the treatment of patients with ALS and FTD.

Coya is currently conducting the ALSTARS Trial, a Phase 2, randomized, multi-center, double-blind, placebo-controlled study to evaluate the efficacy and safety of COYA 302 for the treatment of ALS (ClinicalTrials.gov Identifier: NCT 07161999).

Coya plans to submit an IND for COYA 302 in FTD by the end of this year.

COYA 302 is an investigational product not yet approved by the FDA or any other regulatory agency.

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions, including neurodegenerative, metabolic, and autoimmune diseases. This cellular dysfunction may lead to sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system.

Coya’s investigational product candidate pipeline leverages multiple therapeutic modalities aimed at restoring the anti-inflammatory and immunomodulatory functions of Tregs. Coya’s therapeutic platforms include Treg-enhancing biologics, Treg-derived exosomes, and autologous Treg cell therapy.

For more information about Coya, please visit www.coyatherapeutics.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact
David Snyder, CFO
david@coyatherapeutics.com

astr partners

Matthew Beck

matthew.beck@astrpartners.com

917-415-1750

Media Contacts

Russo Partners

Olipriya Das

Olipriya.Das@russopartnersllc.com

646-942-5588

Matthew Purcell

matthew.purcell@russopartnersllc.com

646-942-5595

COYA THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

	(unaudited)
	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$28,129,866	$38,339,762
Prepaids and other current assets	3,894,944	5,968,666
Total current assets	32,024,810	44,308,428
Fixed assets, net	18,068	38,588
Total assets	$32,042,878	$44,347,016

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,111,702	$1,588,128
Accrued expenses	1,638,706	1,388,060
Deferred collaboration revenue	916,712	848,286
Total current liabilities	3,667,120	3,824,474
Deferred collaboration revenue	1,091,267	945,447
Total liabilities	4,758,387	4,769,921

Stockholders' equity:
Series A convertible preferred stock, $0.0001 par value: 10,000,000 shares authorized, none issued or outstanding as of September 30, 2025 or December 31, 2024	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized; 16,742,638 and 16,707,441 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1,675	1,671
Additional paid-in capital	83,537,551	80,312,594
Accumulated deficit	(56,254,735)	(40,737,170)
Total stockholders' equity	27,284,491	39,577,095
Total liabilities and stockholders' equity	$32,042,878	$44,347,016

COYA THERAPEUTICS, INC.

CONDENSED UNAUDITED INTERIM STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2025	2024
Collaboration revenue	$3,564,254	$—
Operating expenses:
Research and development	2,916,875	2,223,903
In-process research and development	515,996	—
General and administrative	2,557,440	2,219,545
Depreciation	6,840	6,841
Total operating expenses	5,997,151	4,450,289
Loss from operations	(2,432,897)	(4,450,289)
Other income:
Other income	317,066	428,871
Net loss	$(2,115,831)	$(4,021,418)

Per share information:
Net loss per share of common stock, basic and diluted	$(0.13)	$(0.26)
Weighted-average shares of common stock outstanding, basic and diluted	16,732,766	15,221,308

COYA THERAPEUTICS, INC.

CONDENSED UNAUDITED INTERIM STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(15,517,565)	$(11,965,011)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	20,520	20,521
Stock-based compensation, including the issuance of restricted stock	3,186,687	1,872,990
Acquired in-process research and development assets	515,996	25,000
Changes in operating assets and liabilities:
Collaboration receivable	-	7,500,000
Prepaids and other current assets	2,073,722	(3,379,449)
Accounts payable	(476,426)	(773,956)
Accrued expenses	250,646	(1,477,041)
Deferred collaboration revenue	214,246	297,891
Net cash used in operating activities	(9,732,174)	(7,879,055)
Cash flows from investing activities:
Purchase of in-process research and development assets	(515,996)	(25,000)
Net cash used in investing activities	(515,996)	(25,000)
Cash flows from financing activities:
Proceeds from subscription receivable	-	11,250
Proceeds from sale of common stock	-	4,943,668
Payment of financing costs related to the 2023 Private Placement	-	(131,918)
Proceeds from the exercise of stock options	38,274	1,975
Proceeds from the exercise of warrants	-	1,509,707
Net cash provided by financing activities	38,274	6,334,682
Net decrease in cash and cash equivalents	(10,209,896)	(1,569,373)
Cash and cash equivalents as of beginning of the period	38,339,762	32,626,768
Cash and cash equivalents as of end of the period	$28,129,866	$31,057,395